EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of our reports dated March 13, 2008, relating to the consolidated financial statements of Wilshire Bancorp, Inc. and the effectiveness of Wilshire Bancorp, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Wilshire Bancorp, Inc. for the year ended December 31, 2007.

/s/ Deloitte & Touche LLP

Las Angeles, California
July 15, 2008